HOST HOTELS & RESORTS, INC. ANNOUNCES PRICING OF $425 MILLION OF 5 7/8% SENIOR NOTES DUE 2019 BY HOST HOTELS & RESORTS, L.P.

BETHESDA, MD; May 5, 2011 – Host Hotels & Resorts, Inc. (NYSE:HST) today announced that Host Hotels & Resorts, L.P., for whom the Company acts as sole general partner, has priced its private placement offering (the “Offering”) of $425 million in aggregate principal amount of 5 7/8% senior notes due 2019 (the “Notes”). The Offering is expected to close on May 11, 2011, subject to the satisfaction or waiver of customary closing conditions.

The net proceeds of the Offering of approximately $415 million, after taking into account discounts, fees and offering expenses, will be used to redeem all of the Company’s $250 million aggregate principal amount of outstanding 7 1/8% Series K senior notes due November of 2013, to repay $50 million in borrowings under the Company’s credit facility and for general corporate purposes.

The Notes have not been registered under the United States Securities Act of 1933 and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Notes are being offered and sold only to qualified institutional buyers in reliance on Rule 144A and in offshore transactions pursuant to Regulation S under the Securities Act.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any of the securities, nor shall there be any sale of the securities in any state in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state.

This press release contains information about pending transactions, and there can be no assurance that these transactions will be completed.

Note: This press release contains forward-looking statements. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “continue” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees

Host Hotels & Resorts, Inc. News Release	May 5, 2011

of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the potential for terrorist attacks, that will affect occupancy rates at our hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of our indebtedness and our ability to meet covenants in our debt agreements; relationships with property managers; our ability to maintain our properties in a first-class manner, including meeting capital expenditure requirements; our ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; our ability to complete acquisitions and dispositions; and our ability to continue to satisfy complex rules in order for us to qualify as a REIT for federal income tax purposes and other risks and uncertainties associated with our business described in the Company’s filings with the SEC. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.

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